AMENDMENT TO
                                 LOAN AGREEMENT

     AMENDMENT (this "Amendment"), dated as of June 30, 2005, by and among GRIFFON CORPORATION ("Griffon"), TELEPHONICS CORPORATION ("Telephonics;" Griffon and Telephonics are at times referred to herein individually as a "Borrower" and collectively as the "Borrowers"), BANK OF AMERICA, N.A., successor by merger to Fleet National Bank ("BOA"), JP MORGAN CHASE BANK, successor to The Chase Manhattan Bank ("Chase"), HSBC BANK USA ("HSBC"), US BANK, NATIONAL ASSOCIATION f/k/a Firstar Bank, National Association ("US Bank;" BOA, Chase, HSBC and US Bank are at times referred to herein individually as a "Bank" and collectively as the "Banks"), BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO FLEET NATIONAL BANK, in its capacity as Administrative Agent (in such capacity, the "Administrative Agent") and JP MORGAN CHASE BANK, successor to The Chase Manhattan Bank, in its capacity as Documentation Agent (in such capacity, the "Documentation Agent").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Borrowers, the Banks, the Documentation Agent and the Administrative Agent have entered into an Amended and Restated Loan Agreement dated as of October 25, 2001 (such agreement, as previously amended, the "Loan Agreement;" capitalized terms not otherwise defined herein shall have the respective meanings provided therefore in the Loan Agreement);

     WHEREAS, the Borrowers, the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Loan Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1.   Amendment.
               ---------

                    (a) The  first  paragraph  of the  definition  of  Permitted
               Acquisition in Article 1 of the Loan Agreement is amended in its entirety to read as follows:

                    ""PERMITTED  ACQUISITION"  means the  acquisition  by either
               Borrower or any Subsidiary of any Person or of any division or line of business of any Person (whether a Person, or division or line of business, an "Eligible Business", either by merger, consolidation, purchase of stock, or purchase of all or a substantial part of the assets of such Eligible Business (any such type of transaction is referred to in this Agreement as an "acquisition" and the principal agreement relating thereto, whether a stock purchase agreement, an asset purchase agreement, a merger agreement or otherwise, is referred to in this Agreement as the "acquisition agreement"); provided that (i) the aggregate Permitted Acquisition Purchase Price of all such Permitted Acquisitions during the term of this Agreement does not exceed
               (a) Two Hundred Million Dollars ($200,000,000) in the aggregate, and (b) after excluding the value of any capital stock issued by Griffon in connection with any Permitted Acquisition, One Hundred Million

               Dollars ($100,000,000) in the aggregate, (ii) notwithstanding anything else in this Agreement, the acquisition of the 40% minority interest in Finotech shall be deemed to be a Permitted Acquisition and the related Permitted Acquisition Purchase Price shall not be counted against the limits in subsections (i)(a) and
               (i)(b) above, (iii) no Default or Event of Default shall exist immediately before and after giving effect to such Permitted Acquisition or result from the consummation thereof, and (iv) each of the following conditions shall have been satisfied:"

                    (b) Section  6.9(b) of the Loan  Agreement is amended in its entirety to read as follows:

                    "(b) As of the end of each fiscal quarter, on a Rolling Four Quarters basis, a Funded Debt to Cash Flow Ratio of not more than 3.75 to 1.00."

                    (c) All  references in the Loan Agreement and the other Loan
               Documents to "Fleet National Bank" or to "Fleet National Bank, a Bank of America company" or to "Fleet National Bank, successor by merger to Fleet Bank, N.A." are deemed amended to read: "Bank of America, N.A., successor by merger to Fleet National Bank" and the defined term "Fleet" shall be deemed to read "BOA".

          2.   Representations and Warranties.
               ------------------------------

               (a) Each of the Borrowers confirms and restates on and as of the date hereof the accuracy of the representations and warranties contained in each Loan Document.

               (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

3.       Miscellaneous.
         -------------

               (a) This Amendment is limited precisely as written and shall not be deemed to (i) be an amendment to or a waiver of any other term or condition of the Loan Agreement or any other Loan Document or (ii) prejudice any rights which any Bank may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

               (b) THIS AMENDMENT AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK .

               (c) The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

               (d) This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

               (e) The  Borrowers  agree to pay the  Administrative  Agent  upon demand all  reasonable  expenses,  including  reasonable  fees to attorneys  and paralegals for the Administrative Agent (who may be employees of the Administrative Agent), incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any agreements, instruments and documents executed or furnished in connection with this Amendment.

     IN WITNESS WHEREOF, the Borrowers and the Administrative Agent, as authorized on behalf of the Required Lenders, have signed and delivered this Amendment as of the date first written above.

                                   GRIFFON CORPORATION

                                   By:   /s/Eric Edelstein
                                      -------------------------------
                                   Name:   Eric Edelstein
                                   Title:  Executive Vice-President

                                   TELEPHONICS CORPORATION

                                   By:   /s/Eric Edelstein
                                      -------------------------------
                                   Name:   Eric Edelstein
                                   Title:  Vice President

                                   BANK  OF  AMERICA,   N.A.,   SUCCESSOR  BY
                                   MERGER  TO  FLEET  NATIONAL  BANK,  AS
                                   ADMINISTRATIVE AGENT

                                   By:   /s/Richard Williams
                                      --------------------------------
                                   Name:   Richard Williams
                                   Title:  Credit Products Officer

                                   JP MORGAN CHASE BANK, N.A.


                                   By:   /s/Louise E. Duchi
                                      --------------------------------
                                   Name:   Louise E. Duchi
                                   Title:  Vice President

                                   HSBC BANK USA, NATIONAL ASSOCIATION


                                   By:   /s/Thomas J. Dionian
                                      --------------------------------
                                   Name:   Thomas J. Dionian
                                   Title:  Vice President